Exhibit 5.1

HUNTON & WILLIAMS LLP 1445 ROSS AVENUE SUITE 3700 DALLAS, TX 75202 TEL (214) 979-3000 FAX (214) 880-0011

June 21, 2017

General Motors Financial Company, Inc.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

Re:	Legality of Securities to be Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for General Motors Financial Company, Inc., a Texas corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the issuance, in one or more offerings, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of securities consisting of the following: (i) one or more series of debt securities (the “Debt Securities”) to be issued pursuant to an Indenture, in the form filed as Exhibit 4.3 to the Registration Statement, to be entered into between the Company, AmeriCredit Financial Services, Inc., a Delaware corporation (the “Guarantor”), and the trustee party thereto (the “Indenture”), and one or more supplements thereto, or officers’ certificates and resolutions of the Board of Directors of the Company (or a duly authorized committee), in each case establishing the terms of each such series prior to the issuance of any securities of any series; and (ii) guarantees of the Debt Securities (the “Guarantees”) the Guarantor, to be issued pursuant to such Indenture, if provided in one or more supplements thereto or officers’ certificates and resolutions of the Board of Directors of the Guarantor (or a duly authorized committee), in each case establishing the terms of each such series, including, if applicable, the guarantees related to each such series. The Debt Securities and the Guarantees (the “Securities”) will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a form of prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Pricing Supplement”) in connection with each offering of Debt Securities. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Pricing Supplement, other than as expressly stated herein with respect to the issuance of the Securities.

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In connection with this opinion, we have examined originals or reproductions or certified copies of such records of the Company and the Guarantor, certificates of officers of the Company and the Guarantor and of public officials and such other documents as we have deemed relevant and necessary for the purpose of rendering this opinion, including, among other things:

(i) the Registration Statement;

(ii) the Amended and Restated Certificate of Formation of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of State of the State of Texas;

(iii) the Second Amended and Restated Bylaws of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of the Company;

(iv) the Certificate of Incorporation of the Guarantor, as amended to the date hereof and currently in effect, certified by the Secretary of State of the State of Delaware;

(v) the Bylaws of the Guarantor, as amended to the date hereof and currently in effect, certified by the Secretary of the Guarantor;

(vi) the form of Indenture;

(vii) a Certificate of Fact from the Secretary of State of the State of Texas and a Statement of Franchise Tax Account Status from the website of the Texas Comptroller of Public Accounts with respect to the Company, each dated as of a recent date;

(viii) a Certificate of Existence and Good Standing issued by the Secretary of State of the State of Delaware with respect to the Guarantor;

(ix) certain resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement, the issuance and sale of the Debt Securities and related matters; and

(x) certain resolutions of the Board of Directors of the Guarantor relating to the filing of the Registration Statement, the registration of the Guarantees and related matters.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the accuracy, completeness and authenticity of certificates, records and statements of public officials, (iv) the legal capacity of natural persons, (v) the genuineness of signatures not witnessed by us, (v) that each of the Debt Securities, the Guarantees, the Indenture and supplements thereto, and other agreements or instruments governing the Debt Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York,

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(vi) that each of the Documents will be duly authorized, executed and delivered by the parties thereto, (vii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company and the Guarantor, enforceable against each of them in accordance with their respective terms, and (viii) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantor and others as to factual matters without having independently verified such factual matters. In our capacity as your special counsel in connection with the Registration Statement, we have been advised of the proceedings taken and proposed to be taken by you in connection with the authorization of the Indenture and the issuance and sale of the Securities. For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be completed timely in the manner presently proposed and that the terms of each issuance of the Securities will otherwise be in compliance with law.

We are opining herein as to the internal laws of the States of New York and Texas and the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto or the effect thereon, of the laws of any other jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Debt Securities, when (a) the Indenture has been (i) duly authorized by all necessary corporate action of Company and the Guarantor, (ii) duly executed and delivered by the Company and the Guarantor, and (iii) duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), (b) the Registration Statement becomes effective pursuant to the Securities Act, (c) the specific terms of a particular series of Debt Securities have been duly established in accordance with the Indenture and authorized by all necessary corporate action of the Company, and (d) a master registered global note (the “Master Global Note”) has been duly executed and issued by the Company and duly authenticated by the trustee under the Indenture and such trustee has made an appropriate entry on Schedule 1 to the Master Global Note identifying a particular series of Debt Securities as supplemental obligations thereunder in accordance with the instructions of the Company and payment for such particular series of Debt Securities has been made, in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus, the applicable Pricing Supplement and such corporate action, the Debt Securities of such particular series of Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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2. With respect to the Guarantees, when (a) the Indenture has been (i) duly authorized by all necessary corporate action of the Company and the Guarantor, (ii) duly executed and delivered by the Company and the Guarantor, and (iii) duly qualified under the TIA, (b) the Registration Statement becomes effective pursuant to the Securities Act, (c) the specific terms of a particular series of Debt Securities have been duly established in accordance with such Indenture and authorized by all necessary corporate action of the Company and the Guarantee of such series of Debt Securities has been authorized by all necessary corporate action of the Guarantor, (d) the Master Global Note has been duly executed and issued by the Company and duly authenticated by the trustee, such trustee has made an appropriate entry on Schedule 1 to the Master Global Note identifying a particular series of Debt Securities as supplemental obligations thereunder in accordance with the instructions of the Company and payment for such particular series of Debt Securities has been made, in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus, the applicable Pricing Supplement and such corporation action, and (e) the master guarantee (“Master Guarantee”) attached to and made a part of the Master Global Note has been duly executed and delivered by the Guarantor, the Master Guarantee has been made applicable to such particular series of Debt Securities by one or more supplemental indentures, or officers’ certificates and resolutions of the Board of Directors of the Guarantor (or a duly authorized committee), and such trustee has made an appropriate entry on Schedule 1 to the Master Global Note identifying that the Master Guarantee is made applicable to such particular series of Debt Securities in accordance with the instructions of the Company and in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus, the applicable Pricing Supplement and such corporate action, the Guarantee of the Debt Securities of such particular series of Debt Securities will be a legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

In connection with the opinions expressed above, we have assumed that, (a) the terms of such Debt Securities shall have been duly established by the Board of Directors of the Company or pursuant to a delegation of authority by the Company’s Board of Directors, and the issuance and sale of such Debt Securities shall have been duly authorized and such authorization shall not have been modified or rescinded, (b) the terms of any Guarantee shall have been duly established by the Board of Directors of the Guarantor and that the Guarantee shall have been duly authorized and such authorization shall not have been modified or rescinded, (c) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Texas and the Guarantor shall remain validly existing as a corporation in good standing under the laws of the State of Delaware, (d) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (e) the Indenture, the Debt Securities and the Guarantees are each valid, binding and enforceable agreements of each party thereto, including the Trustee (other than as expressly covered in respect of the Company and the Guarantor), and (f) there shall not have occurred any change in law affecting the validity or enforceability of such Debt Securities or any Guarantee. We have also assumed that the

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execution, delivery and performance (i) by the Company of its obligations under any Debt Securities and (ii) by the Guarantor of its obligations under any Guarantee whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Guarantor, as applicable.

The opinions set forth above are subject to the qualification that the validity and enforceability of the Company’s obligations under the Indenture and the Debt Securities, and the Guarantor’s obligations under the Indenture and the Guarantees, may be subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) general principles of equity (whether considered in a proceeding at law or in equity) and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance and any implied covenant of good faith and fair dealing. We express no opinion regarding any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provisions of applicable law or any provision that permits holders to collect any portion of the stated principal amount upon the acceleration of the Debt Securities to the extent determined to constitute unearned interest. In addition, we express no opinion on the enforceability of any provision in the Indenture regarding indemnification to the extent it violates public policy of the State of New York, or any federal law or regulation, or to the extent it purports to provide that a party shall be indemnified for its own negligence, bad faith, gross negligence or willful misconduct.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus which forms a part of the Registration Statement. In addition, if a Pricing Supplement to the Prospectus relating to the offer and sale of any particular Debt Securities is filed by the Company with the Commission on a future date, and the Pricing Supplement contains a reference to us and our opinion substantially in the form set forth below, we consent to including that opinion as part of the Registration Statement and further consent to the reference to our name as providing such opinion:

“In the opinion of Hunton & Williams LLP, as counsel to General Motors Financial Company, Inc. (the “Company”), when (i) the trustee has made an appropriate entry on Schedule 1 to the master registered global note that represents the notes (the “Master Note”) identifying the notes offered hereby as supplemental obligations thereunder in accordance with the instructions of the Company, and the notes have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus and, if applicable, prospectus supplement, and (ii) if this pricing supplement indicates that such notes are to be guaranteed by AmeriCredit Financial Services, Inc. (the “Guarantor”), the trustee has made an appropriate entry on Schedule 1 to the Master Note identifying that the guarantee will be applicable to the notes in accordance

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with the instructions of the Company, all in accordance with the provisions of the indenture governing the notes and the guarantees, such notes and guarantees, if the guarantee has been made applicable to the notes as shown in this pricing supplement, will be legally valid and binding obligations of the Company and the Guarantor, if applicable, subject to the effect of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date hereof and is limited to the internal laws of the States of New York and Texas and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the notes and the guarantees and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing the notes and guarantees with respect to the trustee, the legal capacity of natural persons, the genuineness of signatures, the authenticity of all documents submitted to Hunton & Williams LLP as originals, the conformity to original documents of all documents submitted to Hunton & Williams LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the letter of Hunton & Williams LLP dated June 21, 2017, which has been filed as an exhibit to the Company’s Registration Statement relating to the notes filed with the Securities and Exchange Commission on June 21, 2017.”

In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP